SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported): May 16, 2002 (May 15, 2002)

ATLANTIC AMERICAN CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-3722 (Commission File Numbers)	58-1027114 (I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E. Atlanta, Georgia (Address of Principal Executive Offices)		30319 (Zip Code)

Registrant's Telephone Number, Including Area Code:       (404) 266-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On May 15, 2003, the registrant, through a newly formed, wholly owned subsidiary, Atlantic American Statutory Trust II, completed the private issuance of $22.5 million aggregate amount of floating rate capital securities, as part of a pooled transaction that involved various other insurance companies. Net proceeds to the Company were approximately $22 million of which $17 million was used to repay existing bank debt. The balance of the proceeds is to be used for general corporate purposes. The securities issued have a floating rate of interest, presently approximately 5.4%, and have a stated term of 30 years, although they may be redeemed in whole or in part, after five years at the option of the Company.

         The floating rate capital securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.  Regulation FD Disclosure

         On May 15, 2003, the registrant issued the press release attached as Exhibit 99.1.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: /s/ John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President and Chief Financial Officer

                          Date:    May 16, 2003

EXHIBIT INDEX

Exhibits:

Exhibit 99.1        Press release dated May 15, 2003